Exhibit 99.1
Coupang Announces Results for Fourth Quarter 2025
Net Revenues of $8.8 billion, up 11% YoY and 14% on a constant currency basis
Product Commerce Segment Adjusted EBITDA of $567 million, up $28 million YoY
Developing Offerings Segment Net Revenues of $1.4 billion, up 32% YoY and 31% on a constant currency basis
SEATTLE - (BUSINESS WIRE) February 26, 2026—Coupang, Inc. (NYSE: CPNG) today announced financial results for its fourth quarter ended December 31, 2025.
Q4 2025 Consolidated Highlights:
•Total net revenues were $8.8 billion, up 11% YoY on a reported basis and 14% YoY on a constant currency or FX-neutral basis.
•Gross profit increased 2% YoY and 5% YoY on a constant currency basis to $2.5 billion. Gross profit margin was 28.8%, a decrease of 248 bps YoY. Excluding items not reflective of our ongoing operations last year, which consist of acquisition and restructuring related costs for Farfetch, the FC fire insurance gain and the KFTC administrative fine, gross profit increased 7% YoY and 10% YoY on a constant currency basis, with gross profit margin decreasing 102 bps compared to the prior year.
•Operating income was $8 million, a decrease of $304 million over last year or $171 million excluding those items not reflective of our ongoing operations last year.
•Net (loss) income attributable to Coupang stockholders was $(26) million, a decrease of $182 million from the net income last year or $92 million excluding those items not reflective of our ongoing operations last year.
•Diluted EPS was $(0.01), down $0.09 YoY, or $0.05 excluding those items not reflective of our ongoing operations last year.
•Adjusted EBITDA for the quarter was $267 million with a margin of 3.0%, down 226 bps from last year.
•5.9 million shares of Class A common stock were repurchased during the quarter for an aggregate amount of $162 million.
Q4 2025 Segment Highlights:
•Product Commerce segment net revenues were $7.4 billion, up 8% YoY on a reported basis and 12% YoY on a constant currency basis.
•Product Commerce gross profit was $2.4 billion, up 5% YoY on a reported basis and 9% YoY on a constant currency basis. Gross profit margin was 31.9%, a decrease of 83 bps YoY. Excluding those items not reflective of our ongoing operations last year, gross profit increased 11% YoY and 15% YoY on a constant currency basis with gross profit margin improving by 85 bps YoY.
•Product Commerce segment adjusted EBITDA was $567 million, up $28 million YoY, with a margin of 7.7%, down 18 bps YoY.
•Product Commerce Active Customers reached 24.6 million, growing by 8% YoY.
•Developing Offerings segment net revenues were $1.4 billion, up 32% YoY on a reported basis and 31% on a constant currency basis.
•Developing Offerings segment adjusted EBITDA was a loss of $300 million, increasing $182 million YoY.
Q4 2025 Data Incident:
•During Q4 of 2025, Coupang became aware of a data incident involving a former employee that illegally accessed data from over 33 million user accounts and retained data from approximately 3,000 user accounts. Third-party forensics and cybersecurity experts, including Mandiant and Palo Alto Networks, have confirmed that the customer data accessed was limited to basic contact and order information: names, email addresses, phone numbers, delivery addresses, and limited order histories. Building lobby codes were accessed for 2,609 Korean user accounts. No financial or payment card data, no

Coupang, Inc.	Q4 2025 Earnings Release	1

login credentials or passwords, and no government-issued IDs were accessed. To date, there have been no confirmed instances of any of this customer data being exploited or of any secondary harm to customers related to this incident.
•The data incident is estimated to have adversely impacted Q4 2025 revenue growth rates, active customers and WOW membership, as well as profitability beginning in December. Recent results indicate that the impacts on growth rates have subsequently stabilized and are beginning to recover in Q1 2026.
FY2025 Consolidated Highlights:
•Total net revenues for 2025 were $34.5 billion, increasing 14% YoY on a reported basis and 18% YoY on an FX-neutral basis.
•Gross profit improved 15% YoY and 19% YoY on a constant currency basis to $10.1 billion with a gross profit margin of 29.4%, an expansion of 19 bps YoY. Excluding those items not reflective of our ongoing operations in both 2025 and 2024, gross profit increased 17% YoY and 21% YoY on a constant currency basis, with gross profit margin improving by 67 bps compared to the prior year.
•Operating income was $473 million, an increase of $37 million over last year, or a decrease of $11 million excluding those items not reflective of our ongoing operations in both 2025 and 2024.
•Net income attributable to Coupang stockholders was $208 million, an increase of $54 million from last year, or a decrease of $55 million excluding those items not reflective of our ongoing operations in both 2025 and 2024.
•Diluted EPS was $0.11, an increase of $0.03 from last year, or a decrease of $0.03 excluding those items not reflective of our ongoing operations in both 2025 and 2024.
•Adjusted EBITDA was $1.5 billion with a margin of 4.3%, a decrease of 23 bps YoY.
•Operating cash flow for the full year was $1.8 billion, a decrease of $113 million YoY, and free cash flow was $527 million, a decrease of $489 million YoY. The decrease in free cash flow was primarily due to the impact the data incident had on working capital in Q4 2025, as well as increased levels of capital expenditures in the current year.
•8.8 million shares of Class A common stock were repurchased during 2025 for an aggregate amount of $243 million.
FY2025 Segment Highlights:
•Product Commerce segment net revenues reached $29.6 billion, growing 11% YoY on a reported basis and 16% YoY on an FX-neutral basis.
•Product Commerce gross profit was $9.5 billion, up 17% YoY on a reported basis and 22% YoY on a constant currency basis. Gross profit margin was 32.0%, an increase of 163 bps YoY. Excluding those items not reflective of our ongoing operations in both 2025 and 2024, gross profit increased 18% YoY and 24% YoY on a constant currency basis with gross profit margin improving by 207 bps YoY.
•Product Commerce segment adjusted EBITDA was $2.5 billion with a margin of 8.4%, an expansion of 88 bps YoY.
•Developing Offerings segment net revenues were $4.9 billion, up 38% YoY on a reported basis and 40% YoY on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $995 million, compared to negative $631 million in the prior year.

Coupang, Inc.	Q4 2025 Earnings Release	2

Fourth Quarter 2025 Results
Consolidated Financial Summary

(in millions, except net revenues per Product Commerce Active Customer and earnings per share)	Three Months Ended December 31,
	As Reported			Excluding Items Not Reflective of Our Ongoing Operations(5)(6)
	2025	2024	% Change	2025	2024	% Change
Total net revenues	$8,835	$7,965	11%
Total net revenues growth, constant currency(1)			14%
Net revenues per Product Commerce Active Customer	$301	$302	—%
Net revenues per Product Commerce Active Customer, constant currency	$312		3%
Product Commerce Active Customers	24.6	22.8	8%
Gross profit(2)	$2,544	$2,491	2%	$2,544	$2,375	7%
Gross profit growth, constant currency(1)(2)			5%			10%
Operating income	$8	$312	(97)%	$8	$179	(96)%
Net (loss) income	$(26)	$131	NM(4)	$(26)	$41	NM(4)
Net (loss) income attributable to Coupang stockholders	$(26)	$156	NM(4)	$(26)	$66	NM(4)
Adjusted EBITDA(1)	$267	$421	(37)%
Earnings per share, basic	$(0.01)	$0.09	NM(4)	$(0.01)	$0.04	NM(4)
Earnings per share, diluted	$(0.01)	$0.08	NM(4)	$(0.01)	$0.04	NM(4)
Net cash provided by operating activities	$82	$676	(88)%
Free cash flow(1)	$(278)	$463	NM(4)
Segment Information

	Three Months Ended December 31,
	As Reported			Excluding Items Not Reflective of Our Ongoing Operations(5)(6)
(in millions)	2025	2024	% Change	2025	2024	% Change
Product Commerce
Net revenues	$7,408	$6,883	8%
Net revenues growth, constant currency(1)			12%
Gross profit(2)	$2,361	$2,251	5%	$2,361	$2,135	11%
Gross profit growth, constant currency(1)(2)			9%			15%
Segment adjusted EBITDA	$567	$539	5%
Developing Offerings
Net revenues	$1,427	$1,082	32%
Net revenues growth, constant currency(1)			31%
Gross profit(2)	$183	$240	(24)%
Gross profit growth, constant currency(1)(2)			(29)%
Segment adjusted EBITDA	$(300)	$(118)	154%

Coupang, Inc.	Q4 2025 Earnings Release	1

Full Year 2025 Results
Consolidated Financial Summary

	Year Ended December 31,
	As Reported			Excluding Items Not Reflective of Our Ongoing Operations(5)(6)
(in millions, except earnings per share)	2025	2024(3)	% Change	2025	2024(3)	% Change
Total net revenues	$34,534	$30,268	14%
Total net revenues growth, constant currency(1)			18%
Gross profit(2)	$10,141	$8,831	15%	$10,173	$8,715	17%
Gross profit growth, constant currency(1)(2)			19%			21%
Operating income	$473	$436	8%	$498	$509	(2)%
Net income	$214	$66	224%	$220	$181	22%
Net income attributable to Coupang stockholders	$208	$154	35%	$214	$269	(20)%
Adjusted EBITDA(1)	$1,490	$1,375	8%
Earnings per share, basic	$0.11	$0.09	22%	$0.12	$0.15	(20)%
Earnings per share, diluted	$0.11	$0.08	38%	$0.12	$0.15	(20)%
Net cash provided by operating activities	$1,773	$1,886	(6)%
Free cash flow(1)	$527	$1,016	(48)%
Segment Information

	Year Ended December 31,
	As Reported			Excluding Items Not Reflective of Our Ongoing Operations(5)(6)
(in millions)	2025	2024(3)	% Change	2025	2024(3)	% Change
Product Commerce
Net revenues	$29,592	$26,699	11%
Net revenues growth, constant currency(1)			16%
Gross profit(2)	$9,466	$8,105	17%	$9,466	$7,989	18%
Gross profit growth, constant currency(1)(2)			22%			24%
Segment adjusted EBITDA	$2,485	$2,006	24%
Developing Offerings
Net revenues	$4,942	$3,569	38%
Net revenues growth, constant currency(1)			40%
Gross profit(2)	$675	$726	(7)%	$707	$726	(3)%
Gross profit growth, constant currency(1)(2)			(8)%			(3)%
Segment adjusted EBITDA	$(995)	$(631)	58%
_________
(1)Total net revenues growth, constant currency, gross profit growth, constant currency, adjusted EBITDA, and free cash flow are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein for more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)We completed the acquisition of the assets of Farfetch at the end of January in Q1 2024. For 2024, the operating results of Farfetch from February 2024 are included in our consolidated results and in our Developing Offerings segment.
(4)Non-meaningful
(5)Items not reflective of our ongoing operations consist of acquisition and restructuring related costs for Farfetch (in 2024 and 2025), as well as the FC fire insurance gain and the KFTC administrative fine (in 2024).
(6)Gross profit excluding items not reflective of our ongoing operations, gross profit growth, constant currency excluding items not reflective of our ongoing operations, operating income excluding items not reflective of our ongoing operations, net (loss) income excluding items not reflective of our ongoing operations, net (loss) income attributable to Coupang stockholders excluding items not reflective of our ongoing operations, basic earnings per share excluding items not reflective of our ongoing operations, and diluted earnings per share excluding items not reflective of our ongoing operations are non-GAAP measures. See “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” below for more information regarding the use of these measures and the reconciliation of the non-GAAP measures with their comparable amounts prepared in accordance with U.S. GAAP.

Coupang, Inc.	Q4 2025 Earnings Release	2

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss fourth quarter results on February 26, 2026 at 2:30 PM PT/ 5:30 PM ET. A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP financial measures to their nearest comparable U.S. GAAP financial measures, as well as our fourth quarter earnings presentation, are also available on that site.
About Coupang
Coupang is a technology and Fortune 150 company listed on the New York Stock Exchange (NYSE: CPNG) that provides retail, restaurant delivery, video streaming, and fintech services to customers around the world under brands that include Coupang, Eats, Play, Rocket Now, and Farfetch.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q4 2025 Earnings Release	3

FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (together, the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this earnings release and related management commentary on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. All statements other than statements of historical facts contained in this earnings release and related management commentary, including statements about our business and growth strategies, anticipated or target revenues, margins, cash flows, and other operating or financial results, our planned investments in new products and offerings, and their anticipated outcomes, as well as our beliefs and expectations related to the impact of the recent data incident and our efforts to prevent future incidents, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "toward," "will," "shall," "goal," "objective," "seek," "strategy," "future," "opportunity," "runway," "trajectory," "continue," “restore,” “prevent,” “commit,” “want,” “can,” or "would," or the negative of these words or other similar terms or expressions. Actual results and outcomes could differ materially from those expressed or contemplated by the forward-looking statements for a variety of reasons, including, among others, risks and uncertainties regarding the nature and scope of the recent data incident, ongoing investigations regarding such incident, the impact of such incident on Coupang, its customers, operations, and financial results, the continued growth of the retail market, changes in consumer preferences and spending patterns, the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth, investment, and expansion into new markets and offerings, risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments, potential fluctuations in our financial performance, the extent to which we owe income or other taxes, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, legal and regulatory developments, risks and uncertainties related to past and any future data incidents, the outcomes of any claims, litigation, audits, inspections and investigations, and the impact of global economic factors including inflation, foreign currency exchange rates, geopolitical events, and tariffs and other trade barriers. The forward-looking statements contained in this earnings release and related management commentary are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent SEC filings. All forward-looking statements in this earnings release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Additional information relating to certain of our financial measures contained herein, including non-GAAP financial measures, is available in this earnings release, including under “Non-GAAP Financial Measures” below, and at our website at ir.aboutcoupang.com.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including our investor relations website, to communicate with investors and the general public about our company, our offerings, and other issues. It is possible that the information that we make available on our investor relations website may be

Coupang, Inc.	Q4 2025 Earnings Release	4

deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our investor relations website.

Coupang, Inc.	Q4 2025 Earnings Release	5

COUPANG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2025	2024	2025	2024
Net retail sales	$6,636	$6,052	$26,312	$23,866
Net other revenue	2,199	1,913	8,222	6,402
Total net revenues	8,835	7,965	34,534	30,268

Cost of sales	6,291	5,474	24,393	21,437
Operating, general and administrative	2,536	2,179	9,668	8,395
Total operating cost and expenses	8,827	7,653	34,061	29,832

Operating income	8	312	473	436

Interest income	47	53	199	216
Interest expense	(16)	(40)	(86)	(140)
Other (expense) income, net	(17)	(46)	11	(39)
Income before income taxes	22	279	597	473

Income tax expense	48	148	383	407

Net (loss) income	$(26)	$131	$214	$66
Net (loss) income attributable to noncontrolling interests	—	(25)	6	(88)
Net (loss) income attributable to Coupang stockholders	(26)	156	208	154

Earnings per share
Basic	$(0.01)	$0.09	$0.11	$0.09
Diluted	$(0.01)	$0.08	$0.11	$0.08
Weighted average shares outstanding
Basic	1,826	1,800	1,818	1,794
Diluted	1,826	1,837	1,855	1,826

Coupang, Inc.	Q4 2025 Earnings Release	6

COUPANG, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$6,318	$5,879
Restricted cash	94	151
Accounts receivable, net	363	407
Inventories	2,256	2,099
Prepaids and other current assets	660	458
Total current assets	9,691	8,994

Property and equipment, net	3,722	2,813
Operating lease right-of-use assets	2,765	2,016
Intangible assets, net	190	271
Deferred tax assets	596	622
Long-term lease deposits and other	823	628
Total assets	$17,787	$15,344

Liabilities, redeemable noncontrolling interests, and equity
Accounts payable	$6,298	$5,554
Accrued expenses	515	461
Deferred revenue	188	141
Short-term borrowings	960	479
Current portion of long-term debt	—	66
Current portion of long-term operating lease obligations	545	422
Other current liabilities	851	593
Total current liabilities	9,357	7,716

Long-term debt	648	988
Long-term operating lease obligations	2,482	1,770
Defined severance benefits and other	677	693
Total liabilities	13,164	11,167

Commitments and contingencies

Redeemable noncontrolling interests	—	75

Equity
Common stock	—	—
Class A — shares authorized 10,000, outstanding 1,665 and 1,643 Class B — shares authorized 250, outstanding 158 and 158
Additional paid-in capital	9,025	8,736
Accumulated other comprehensive loss	(381)	(404)
Accumulated deficit	(4,021)	(4,229)
Noncontrolling interests	—	(1)
Total equity	4,623	4,102
Total liabilities, redeemable noncontrolling interests, and equity	$17,787	$15,344

Coupang, Inc.	Q4 2025 Earnings Release	7

COUPANG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(in millions)	2025	2024
Operating activities
Net income	$214	$66
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	517	433
Provision for severance benefits	246	187
Equity-based compensation	475	433
Non-cash operating lease expense	507	432
Deferred income taxes	37	225
Fulfillment center fire insurance gain	—	(175)
Other	209	250
Change in operating assets and liabilities, net of acquisition:
Accounts receivable, net	37	209
Inventories	(233)	(376)
Other assets	(517)	(152)
Accounts payable	515	507
Accrued expenses	49	60
Other liabilities	(283)	(213)
Net cash provided by operating activities	1,773	1,886

Investing activities
Purchases of property and equipment	(1,251)	(879)
Proceeds from sale of property and equipment	5	9
Net cash acquired in acquisition	—	68
Other investing activities	(8)	(17)
Net cash used in investing activities	(1,254)	(819)

Financing activities
Proceeds from issuance of common stock, equity-based compensation plan	5	4
Repurchase of Class A common stock	(243)	(178)
Proceeds from short-term borrowings and long-term debt	2,900	857
Repayment of short-term borrowings and long-term debt	(2,881)	(794)
Other financing activities	(28)	42
Net cash used in financing activities	(247)	(69)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	109	(564)
Net increase in cash and cash equivalents and restricted cash	381	434
Cash and cash equivalents and restricted cash, as of beginning of period	6,031	5,597
Cash and cash equivalents and restricted cash, as of end of period	$6,412	$6,031

Coupang, Inc.	Q4 2025 Earnings Release	8

Supplemental Financial Information
Share Information

	As of December 31,
(in millions)	2025	2024
Outstanding common stock	1,823	1,801
Outstanding equity-based awards	72	79
Outstanding common stock and equity-based awards	1,895	1,880
Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Net Revenues per Product Commerce Active Customer and Constant Currency Net Revenues per Product Commerce Active Customer
Net revenues per Product Commerce Active Customer is the total Product Commerce net revenues generated in a period divided by the total number of Product Commerce Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of customers who are shopping on our Product Commerce apps or websites. We therefore view net revenues per Product Commerce Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth, though there may be a short-term dilutive impact when a large number of new Product Commerce Active Customers are added in a recent period.
Constant currency net revenues per Product Commerce Active Customer is the total Product Commerce net revenues generated in a period translated using the prior period exchange rate to exclude the effect of foreign exchange rate movements divided by the total number of Product Commerce Active Customers in that period. Constant currency net revenues per Product Commerce Active Customer is a key indicator to evaluate net revenues per Product Commerce Active Customer between periods as it excludes the effects of foreign currency volatility that are not indicative of customer engagement and retention.
Product Commerce Active Customers
A customer is anyone who has created an account on our apps or websites, identified by a unique email address. As of the last date of each quarterly reported period, we determine our number of Product Commerce Active Customers by counting the total number of individual customers who have ordered at least once directly from our Product Commerce apps or websites during the relevant quarterly period. The change in Product Commerce Active Customers in a reported period captures both the inflow of new customers who have made a purchase in the period as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Product Commerce Active Customers as an indicator of future growth in our net revenue, the reach of our network, the awareness of our brand, and the engagement of our customers.

	Three Months Ended December 31,
(in millions, except net revenues per Product Commerce Active Customer)	2025	2024	% Change
Net revenues per Product Commerce Active Customer	$301	$302	—%
Net revenues per Product Commerce Active Customer (Constant Currency)	$312		3%
Product Commerce Active Customers	24.6	22.8	8%

Coupang, Inc.	Q4 2025 Earnings Release	9

Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP financial measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

Non-GAAP Measure	Definition	How We Use The Measure
Total Net Revenues, Constant Currency and Gross Profit, Constant Currency
• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define total net revenues, constant currency and gross profit, constant currency as total revenue and gross profit, respectively, excluding the effect of foreign exchange rate movements, and use it to determine the total net revenues growth, constant currency and gross profit growth, constant currency on a comparative basis.
• Total net revenues, constant currency and gross profit, constant currency are calculated by translating current period total net revenues and gross profit using the prior period exchange rate.

• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We use total net revenues, constant currency and total net revenues growth, constant currency, gross profit, constant currency and gross profit growth, constant currency for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Total Net Revenues Growth, Constant Currency and Gross Profit Growth, Constant Currency	• Total net revenues growth, constant currency and gross profit growth, constant currency (as percentages) are calculated by determining the increase in current period revenue and gross profit, respectively, over prior period revenue and gross profit, respectively, where current period foreign currency revenue and gross profit are translated using prior period exchange rates.
Gross Profit Excluding Items Not Reflective of Our Ongoing Operations	• Gross profit excluding the impact of non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs and insurance gains.
• We believe gross profit excluding items not reflective of our ongoing operations, gross profit growth excluding items not reflective of our ongoing operations, and gross profit margin excluding items not reflective of our ongoing operations provide useful supplemental information for investors to compare our gross profit, gross profit growth, and gross profit margin from one period to another exclusive of non-recurring items that are not reflective of our ongoing operations which impact comparability with the prior period. These measures are a performance measure and should not be used as a measure of liquidity.

Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations	• Gross profit growth excluding the impact of non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs and insurance gains.
Gross Profit Margin Excluding Items Not Reflective of Our Ongoing Operations
• Gross profit margin excluding the impact of non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs and insurance gains, as a percentage of total net revenues.

Gross Profit Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency
• Gross profit excluding items not reflective of our ongoing operations, constant currency is calculated by translating current period gross profit exclusive of the impact of non-recurring items that are not reflective of our ongoing operations (as defined above) using the prior period exchange rate.

• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We believe gross profit excluding items not reflective of our ongoing operations, constant currency and gross profit growth excluding items not reflective of our ongoing operations, constant currency provide useful supplemental information for investors to compare our gross profit and gross profit growth from one period to another exclusive of the impact of non-recurring items that are not reflective of our ongoing operations as well as excluding the effects of foreign currency volatility, all of which impact comparability with the prior period. These measures are a performance measure and should not be used as a measure of liquidity.

Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency	• Gross profit growth excluding items not reflective of our ongoing operations, constant currency (as a percentage) is calculated by determining the increase in current period gross profit growth over prior period gross profit growth excluding the impact of non-recurring items that are not reflective of our ongoing operations (as defined above), where current period foreign currency gross profit excluding items not reflective of our ongoing operations is translated using the prior period exchange rate.

Coupang, Inc.	Q4 2025 Earnings Release	10

Product Commerce Gross Profit Excluding Items Not Reflective of Our Ongoing Operations	• Product Commerce gross profit excluding non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs and insurance gains.
• We believe Product Commerce gross profit excluding items not reflective of our ongoing operations, Product Commerce gross profit growth excluding items not reflective of our ongoing operations, and Product Commerce gross profit margin excluding items not reflective of our ongoing operations provide useful supplemental information for investors to compare Product Commerce gross profit, Product Commerce gross profit growth, and Product Commerce gross profit margin from one period to another exclusive of non-recurring items that are not reflective of our ongoing operations which impact comparability with the prior period. These measures are a performance measure and should not be used as a measure of liquidity.

Product Commerce Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations	• Product Commerce gross profit growth excluding non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs and insurance gains.
Product Commerce Gross Profit Margin Excluding Items Not Reflective of Our Ongoing Operations	• Product Commerce gross profit margin excluding non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs and insurance gains.
Product Commerce Gross Profit, Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency
• Product Commerce gross profit excluding items not reflective of our ongoing operations, constant currency is calculated by translating current period Product Commerce gross profit using the prior period exchange rate, excluding non-recurring items that are not reflective of our ongoing operations (as defined above).

• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the USD and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in KRW, which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We believe Product Commerce gross profit excluding items not reflective of our ongoing operations, constant currency and Product Commerce gross profit growth excluding items not reflective of our ongoing operations, constant currency provide useful supplemental information for investors to compare Product Commerce gross profit and gross profit growth from one period to another exclusive of non-recurring items that are not reflective of our ongoing operations as well as excluding the effects of foreign currency volatility, both of which impact comparability with the prior period. These measures are a performance measure and should not be used as a measure of liquidity.

Product Commerce Gross Profit Growth, Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency	• Product Commerce gross profit growth excluding items not reflective of our ongoing operations, constant currency (as a percentage) is calculated by determining the increase in current period Product Commerce gross profit over prior period Product Commerce gross profit excluding non-recurring items that are not reflective of our ongoing operations (as defined above), where current period foreign currency Product Commerce gross profit is translated using the prior period exchange rate.
Developing Offerings Gross Profit Excluding Items Not Reflective of Our Ongoing Operations	• Developing Offerings gross profit excluding non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs.
• We believe Developing Offerings gross profit excluding items not reflective of our ongoing operations, Developing Offerings gross profit growth excluding items not reflective of our ongoing operations, and Developing Offerings gross profit margin excluding items not reflective of our ongoing operations provide useful supplemental information for investors to compare Developing Offerings gross profit and Developing Offerings gross profit margin from one period to another exclusive of non-recurring items that are not reflective of our ongoing operations which impact comparability with the prior period. These measures are a performance measure and should not be used as a measure of liquidity.

Developing Offerings Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations	• Developing Offerings gross profit growth excluding non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs.
Developing Offerings Gross Profit Margin Excluding Items Not Reflective of Our Ongoing Operations
• Developing Offerings gross profit margin excluding nonrecurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs, as a percentage of Developing Offerings net revenues.

Developing Offerings Gross Profit Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency
• Developing Offerings gross profit excluding items not reflective of our ongoing operations, constant currency is calculated by translating current period Developing Offerings gross profit, excluding non-recurring items that are not reflective of our ongoing operations (as defined above), using the prior period exchange rate.

• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the USD and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in KRW, which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We believe Developing Offerings gross profit excluding items not reflective of our ongoing operations, constant currency and Developing Offerings gross profit growth excluding items not reflective of our ongoing operations, constant currency provide useful supplemental information for investors to compare Developing Offerings gross profit and gross profit growth from one period to another exclusive of non-recurring items that are not reflective of our ongoing operations as well as excluding the effects of foreign currency volatility, both of which impact comparability with the prior period. These measures are a performance measure and should not be used as a measure of liquidity.

Developing Offerings Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency
• Developing Offerings gross profit growth, excluding items not reflective of our ongoing operations, constant currency (as a percentage) is calculated by determining the increase in current period Developing Offerings gross profit over prior period Developing Offerings gross profit excluding non-recurring items that are not reflective of our ongoing operations (as defined above), where current period foreign currency Developing Offerings gross profit is translated using the prior period exchange rate.

Free Cash Flow	• Net cash provided by (used in) operating activities Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.
• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, repurchasing shares of our Class A Common stock, and paying dividends to stockholders.

Coupang, Inc.	Q4 2025 Earnings Release	11

Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- acquisition and restructuring related costs, net,
- impairments, and
- other items not reflective of our ongoing operations.
• Provides information to management to evaluate and assess our performance and allocate internal resources.
• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items, acquisition-related transaction and restructuring costs, significant costs related to certain non-ordinary course legal and regulatory matters, and certain variable charges.
Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Operating Income (Loss) Excluding Items Not Reflective of Our Ongoing Operations
• Operating income (loss) excluding the impact of non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs, insurance gains, and regulatory fines.
• We believe operating income (loss) excluding items not reflective of our ongoing operations provides useful supplemental information for investors to compare our current operating results from one period to another as it removes the impact of non-recurring items that are not reflective of our ongoing operations including insurance gains, regulatory fines, and acquisition and restructuring related costs. These measures are performance measure and should not be used as a measure of liquidity.
Net Income (Loss) Excluding Items Not Reflective of Our Ongoing Operations	• Net income (loss) excluding the impact of non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs, insurance gains, regulatory fines, and related tax impacts.	• We believe net income (loss) excluding items not reflective of our ongoing operations, basic earnings per share excluding items not reflective of our ongoing operations, net income (loss) attributable to Coupang stockholders excluding items not reflective of our ongoing operations, and diluted earnings per share excluding items not reflective of our ongoing operations provide useful supplemental information for investors to compare our current earnings results from one period to another as they remove the impact of non-recurring items that are not reflective of our ongoing operations including insurance gains, regulatory fines, acquisition and restructuring related costs, and related tax impacts. These measures are performance a measure and should not be used as a measure of liquidity.
Basic Earnings per Share Excluding Items Not Reflective of Our Ongoing Operations
• Net income (loss) excluding the impact of non-recurring items that are not reflective of our ongoing operations (as defined above) divided by the weighted average basic shares outstanding for the period.

Net Income (Loss) Excluding Coupang Stockholders Adjusted for Items Not Reflective of Our Ongoing Operations
• Net income (loss) attributable to Coupang stockholders, excluding the impact of non-recurring items that are not reflective of our ongoing operations, including acquisition and restructuring related costs, insurance gains, regulatory fines, and related tax impacts.

Diluted Earnings Per Share Excluding Items Not Reflective of Our Ongoing Operations	• Net income (loss) attributable to Coupang stockholders, excluding the impact of non-recurring items (as defined above) that are not reflective of our ongoing operations divided by the weighted average dilutive shares outstanding for the period.

Coupang, Inc.	Q4 2025 Earnings Release	12

Reconciliations of Non-GAAP Measures
In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided the most directly comparable forward-looking GAAP measure to our Adjusted EBITDA margin targets, total net revenues growth, constant currency guidance, and adjusted EBITDA guidance or a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP measures as a result of, in the case of Adjusted EBITDA margin targets, the target not relating to a specific time period and, in the case of our other guidance, uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, and currency exchange rates. Accordingly, a reconciliation is not available without unreasonable effort due to the uncertainty of these reconciling items. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond our control, we are also unable to predict their probable significance. However, it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP. Certain amounts may not foot due to rounding.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted. Items not reflective of our ongoing operations consist of acquisition and restructuring related costs and related tax impacts for 2024 and 2025, as well as the FC fire insurance gain, the KFTC administrative fine, and related tax impacts for 2024.
Total Net Revenues, Constant Currency and Total Net Revenues Growth, Constant Currency

	Three Months Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$6,636	$205	$6,841	$6,052	10%	13%
Net other revenue	2,199	68	2,267	1,913	15%	19%
Total net revenues	$8,835	$273	$9,108	$7,965	11%	14%

Net Revenues by Segment
Product Commerce	$7,408	$279	$7,687	$6,883	8%	12%
Developing Offerings	1,427	(6)	1,421	1,082	32%	31%
Total net revenues	$8,835	$273	$9,108	$7,965	11%	14%

	Year Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$26,312	$997	$27,309	$23,866	10%	14%
Net other revenue	8,222	303	8,525	6,402	28%	33%
Total net revenues	$34,534	$1,300	$35,834	$30,268	14%	18%

Net Revenues by Segment
Product Commerce	$29,592	$1,252	$30,844	$26,699	11%	16%
Developing Offerings	4,942	48	4,990	3,569	38%	40%
Total net revenues	$34,534	$1,300	$35,834	$30,268	14%	18%

Coupang, Inc.	Q4 2025 Earnings Release	13

Gross Profit, Constant Currency, Gross Profit Growth, Constant Currency, Gross Profit Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency, and Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency

	Three Months Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Gross Profit by Segment
Product Commerce	$2,361	$89	$2,450	$2,251	5%	9%
Developing Offerings	183	(12)	171	240	(24)%	(29)%
Gross profit	$2,544	$77	$2,621	$2,491	2%	5%
FC Fire insurance gain	—	—	—	(116)
Gross profit excluding items not reflective of our ongoing operations	$2,544	$77	$2,621	$2,375	7%	10%

	Year Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Gross Profit by Segment
Product Commerce	$9,466	$402	$9,868	$8,105	17%	22%
Developing Offerings	675	(5)	670	726	(7)%	(8)%
Gross profit	$10,141	$397	$10,538	$8,831	15%	19%
FC Fire insurance gain	—	—	—	(116)
Acquisition and restructuring related costs, net	32	(1)	31	—
Gross profit excluding items not reflective of our ongoing operations	$10,173	$396	$10,569	$8,715	17%	21%
Product Commerce Gross Profit Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency and Product Commerce Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency

	Three Months Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Product Commerce gross profit	$2,361	$89	$2,450	$2,251	5%	9%
FC Fire insurance gain	—	—	—	(116)
Product Commerce gross profit excluding items not reflective of our ongoing operations	$2,361	$89	$2,450	$2,135	11%	15%

	Year Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Product Commerce gross profit	$9,466	$402	$9,868	$8,105	17%	22%
FC Fire insurance gain	—	—	—	(116)
Product Commerce gross profit excluding items not reflective of our ongoing operations	$9,466	$402	$9,868	$7,989	18%	24%

Coupang, Inc.	Q4 2025 Earnings Release	14

Developing Offerings Gross Profit Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency and Developing Offerings Gross Profit Growth Excluding Items Not Reflective of Our Ongoing Operations, Constant Currency

	Year Ended December 31,
	2025			2024	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Developing Offerings gross profit	$675	$(5)	$670	$726	(7)%	(8)%
Acquisition and restructuring related costs, net	32	(1)	31	—
Developing Offerings gross profit excluding items not reflective of our ongoing operations	$707	$(6)	$701	$726	(3)%	(3)%
Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$82	$676	$1,773	$1,886
Adjustments:
Purchases of land and buildings	(60)	(14)	(236)	(245)
Purchases of equipment	(300)	(200)	(1,015)	(634)
Total purchases of property and equipment	$(360)	$(214)	$(1,251)	$(879)
Proceeds from sale of property and equipment	—	1	5	9
Total adjustments	$(360)	$(213)	$(1,246)	$(870)
Free cash flow	$(278)	$463	$527	$1,016
Net cash used in investing activities	$(376)	$(141)	$(1,254)	$(819)
Net cash (used in) provided by financing activities	$(507)	$20	$(247)	$(69)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Total net revenues	$8,835	$7,965	$34,534	$30,268

Net (loss) income attributable to Coupang stockholders	(26)	156	208	154
Net (loss) income attributable to noncontrolling interests	—	(25)	6	(88)
Net (loss) income	(26)	131	214	66
Net (loss) income margin	(0.3)%	1.6%	0.6%	0.2%
Adjustments:
Depreciation and amortization	136	120	517	433
Interest expense	16	40	86	140
Interest income	(47)	(53)	(199)	(216)
Income tax expense	48	148	383	407
Other expense (income), net	17	46	(11)	39
Acquisition and restructuring related costs, net	—	42	25	127
KFTC administrative fine	—	—	—	121
FC Fire insurance gain	—	(175)	—	(175)
Equity-based compensation	123	122	475	433
Adjusted EBITDA	$267	$421	$1,490	$1,375
Adjusted EBITDA margin	3.0%	5.3%	4.3%	4.5%

Coupang, Inc.	Q4 2025 Earnings Release	15

Gross Profit Excluding Items Not Reflective of Our Ongoing Operations and Gross Profit Margin Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Gross profit	$2,544	$2,491	$10,141	$8,831
Adjustments:
FC Fire insurance gain	—	(116)	—	(116)
Acquisition and restructuring related costs, net	—	—	32	—
Gross profit excluding items not reflective of our ongoing operations	$2,544	$2,375	$10,173	$8,715
Gross profit margin excluding items not reflective of our ongoing operations	28.8%	29.8%	29.5%	28.8%
Product Commerce Gross Profit Excluding Items Not Reflective of Our Ongoing Operations and Gross Profit Margin Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Product Commerce gross profit	$2,361	$2,251	$9,466	$8,105
Adjustments:
FC Fire insurance gain	—	(116)	—	(116)
Product Commerce gross profit excluding items not reflective of our ongoing operations	$2,361	$2,135	$9,466	$7,989
Product Commerce gross profit margin excluding items not reflective of our ongoing operations	31.9%	31.0%	32.0%	29.9%
Developing Offerings Gross Profit Excluding Items Not Reflective of Our Ongoing Operations and Gross Profit Margin Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Developing Offerings gross profit	$183	$240	$675	$726
Adjustments:
Acquisition and restructuring related costs, net	—	—	32	—
Developing Offerings gross profit excluding items not reflective of our ongoing operations	$183	$240	$707	$726
Developing Offerings gross profit margin excluding items not reflective of our ongoing operations	12.8%	22.2%	14.3%	20.3%

Coupang, Inc.	Q4 2025 Earnings Release	16

Operating Income Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Operating income	$8	$312	$473	$436
Adjustments:
FC Fire insurance gain	—	(175)	—	(175)
Acquisition and restructuring related costs, net	—	42	25	127
KFTC administrative fine	—	—	—	121
Operating income adjusted for items not reflective of our ongoing operations	$8	$179	$498	$509
Net (Loss) Income Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net (loss) income	$(26)	$131	$214	$66
Adjustments:
FC Fire insurance gain	—	(175)	—	(175)
Acquisition and restructuring related costs, net	—	42	7	127
KFTC administrative fine	—	—	—	121
Tax impact of adjustments	—	43	(1)	42
Net (loss) income adjusted for items not reflective of our ongoing operations	$(26)	$41	$220	$181
Basic Earnings per Share Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Basic earnings per share	$(0.01)	$0.09	$0.11	$0.09
Adjustments:
FC Fire insurance gain	—	(0.10)	—	(0.10)
Acquisition and restructuring related costs, net	—	0.02	—	0.07
KFTC administrative fine	—	—	—	0.07
Tax impact of adjustments	—	0.02	—	0.02
Basic earnings per share excluding items not reflective of our ongoing operations(a)	$(0.01)	$0.04	$0.12	$0.15
(a)Basic earnings per share excluding items not reflective of our ongoing operations is calculated as basic earnings per share excluding the per share impact of the FC Fire insurance gain, acquisition and restructuring related costs, net, the KFTC administrative fine, and related tax impacts. Basic weighted average shares used for three months and year ended calculation was 1,826 million and 1,818 million for December 31, 2025 and 1,800 million and 1,794 million for December 31, 2024, respectively.
Net (Loss) Income Attributable to Coupang Stockholders Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net (loss) income attributable to Coupang stockholders	$(26)	$156	$208	$154
Adjustments:
FC Fire insurance gain	—	(175)	—	(175)
Acquisition and restructuring related costs, net	—	42	7	127
KFTC administrative fine	—	—	—	121
Tax impact of adjustments	—	43	(1)	42
Net (loss) income attributable to Coupang stockholders excluding items not reflective of our ongoing operations	$(26)	$66	$214	$269

Coupang, Inc.	Q4 2025 Earnings Release	17

Diluted Earnings per Share Excluding Items Not Reflective of Our Ongoing Operations

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted earnings per share	$(0.01)	$0.08	$0.11	$0.08
Adjustments:
FC Fire insurance gain	—	(0.10)	—	(0.10)
Acquisition and restructuring related costs, net	—	0.02	—	0.07
KFTC administrative fine	—	—	—	0.07
Tax impact of adjustments	—	0.02	—	0.02
Diluted earnings per share excluding items not reflective of our ongoing operations(a)	$(0.01)	$0.04	$0.12	$0.15
(a)Diluted earnings per share excluding items not reflective of our ongoing operations is calculated as diluted earnings per share excluding the per share impact of the FC Fire insurance gain, acquisition and restructuring related costs, net, the KFTC administrative fine, and related tax impacts. Diluted weighted average shares used for three months and year ended calculations were 1,826 million and 1,855 million for December 31, 2025 and 1,837 million and 1,826 million for December 31, 2024, respectively.

Coupang, Inc.	Q4 2025 Earnings Release	18